                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Fifth Amendment") is made as of October 26, 1998, by and among BED BATH & BEYOND INC., a New York corporation (the "Company"), and BED-N-BATH STORES INC., a New Jersey corporation ("BNBS"), BBBL, INC., a Delaware corporation ("BBBL"), BED BATH & BEYOND OF CALIFORNIA LIMITED LIABILITY COMPANY, a Delaware limited liability company ("Calco"), and BBBY MANAGEMENT CORPORATION, a New Jersey corporation ("BBBY", and together with BNBS, BBBL and Calco, collectively, the "Guarantors" and individually, a "Guarantor," and the Guarantors together with the Company, collectively, the "Credit Parties"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase").

                              W I T N E S S E T H:

         WHEREAS, the Credit Parties and Chase are parties to that certain Credit Agreement dated as of October 26, 1994, as amended that certain First Amendment, dated as of October 1, 1995, as further amended by that certain Second Amendment, dated as of February 24, 1997, that certain Third Amendment, dated as of September 11, 1997 and that certain Fourth Amendment, dated as of September 19, 1997 (such Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, shall hereafter be known as, the "Credit Agreement"); and

         WHEREAS, the Credit Parties and Chase have agreed to further amend the Credit Agreement, to (i) extend the term of the revolving credit facility thereunder and eliminate the conversion option thereof to a term loan, (ii) eliminate the "L/C Commitment," and (iii) otherwise modify certain of the terms and provisions therein;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. MODIFICATION OF THE CREDIT AGREEMENT. The Credit Agreement is hereby amended in the following particulars, effective as of the date hereof:

                  (A)(i) The following new or revised definitions are hereby inserted in Section 1.1 of the Credit Agreement (Defined Terms) as follows:

                  "Applicable Margin": for each Type of Loan, the rate per annum under the relevant column heading below:

                                    Eurodollar                       COF
Chase Rate Loan                       Loans                       Rate Loans
---------------                       -----                       ----------

    -1.00%                             0.50%                        0.50%

                  "Bank": means Chase (and "Chase" and "Bank" are used interchangeably throughout this Agreement).

         "Consolidated Adjusted Debt": at a particular date, Consolidated Funded Debt plus the product of eight (8) times Rental Payments.

         "Consolidated EBITDAR": for any period, the sum of (i) Consolidated Net Income plus (ii) Consolidated Interest Expense plus (iii) the income tax expense of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus (iv) the amount reported as the depreciation of the assets of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, as such item is used in the computation of Consolidated Net Income for such period plus (v) the amount reported as the amortization of Consolidated Intangibles of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, as such item is used in the computation of Consolidated Net Income for such period plus Rental Payments.

         "Consolidated Funded Debt": at a particular date, the sum of (i) the aggregate principal amount of all indebtedness outstanding as of such date that would appear as Indebtedness on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with GAAP plus (ii) the aggregate principal amount outstanding of all consolidated Guarantee Obligations of the Company and its Subsidiaries as of such date plus (iii) obligations under Financing Leases.

         "Permitted Acquisitions": means the acquisition by any of the Credit Parties or any wholly owned Subsidiary of a Credit Party of all or substantially all of the capital stock, securities, assets or other ownership interests of any Person in any transaction or series of related transactions provided that (i) at the time of such acquisition, no Event of Default has occurred and is continuing or after giving effect to such acquisition would at the time of such acquisition occur; (ii) such Person, at the time of acquisition, engages in a substantially similar business (it being agreed that the term "substantially similar business" shall mean any retail business operating through any medium, including, without limitation, by operating stores, distributing catalogs, maintaining an internet "web page" or other on-line presence) in which the Company, any Credit Party or Subsidiary engages on the date hereof; (iii) at the time of such acquisition, the Credit Parties shall have provided to Chase financial projections (certified by the Company's chief financial officer), for the twelve (12) month period immediately subsequent to such acquisition, which projections shall show that after giving effect to such acquisition, the Credit Parties shall be in compliance with all the financial covenants and other provisions of this Agreement; (iv) the aggregate consideration paid for all such acquisitions throughout the term of this Agreement (including, without limitation, by payment in cash, issuance of capital stock, issuance of subordinated debt or assumption of Indebtedness) shall not exceed $100,000,000; (v) the proposed acquisition may not be "contested" by any Person; (vi) the proposed acquisition documents (including, without limitation, the stock or asset purchase agreement) shall have been provided to Chase at least fourteen (14) days prior to the date of the proposed consummation thereof; and (vii) Chase shall have been provided at least fourteen (14) days prior to the date of the proposed acquisition consolidated and consolidating financials of the Credit Parties prepared on a pro forma basis taking into account the proposed acquisition (certified as to accuracy by the Company by a certificate signed on the Company's behalf by its chief financial officer);

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
provided, however, that if the aggregate consideration paid for such acquisitions does not exceed $20,000,000, the provisions of clause (ii) shall not be applied in determining whether same constitutes a Permitted Acquisition.

         "Rental Payments": means for each four-quarter period ending on the last day of the accounting period covered by the consolidated financial statements of the Company and its Subsidiaries, and delivered pursuant to this Agreement, the dollar amount of the fixed payments which the Company or its Subsidiaries are required to make by terms of any lease to its landlords during such four-quarter period, (a) excluding, however, (i) rentals under Financing Leases, and (ii) maintenance, repairs, taxes and other similar charges included in such payments and (b) less (x) rental income and (y) amortization of gains on sale-leasebacks.

                  "Termination Date": means October 26, 2001.

                  (ii) The following definitions in Section 1.1 of the Credit Agreement are hereby deleted:

                  "L/C Commitment"

                  "Term-out Loan"

                  "Term-out Note"

                  (iii) All references to the "Credit Parties" in the Credit Agreement are deemed to mean the Credit Parties as defined in this Fifth Amendment; all references to the "Revolving Credit Note(s)" or the "Note(s)" in the Credit Agreement are deemed to mean the Second Amended and Restated Revolving Credit Note, dated as of October 26, 1998 (the "1998 Note"); and all references to the "Obligations" in the Credit Agreement are deemed to include, along with the other obligations set forth therein, all obligations of the Credit Parties to the Bank under the 1998 Note.

                  (B) The reference to "October 1, 1995" in the last sentence of
Section 2.2 of the Credit Agreement (Revolving Credit Notes) is hereby amended to read: "October 26, 1998."

                  (C) Section 2.4 of the Credit Agreement (Commitment Fee) is hereby amended and restated in its entirety to read as follows:

                  "2.4. Commitment Fee. The Company agrees to pay to Chase a commitment fee for the period from and including October 26, 1998 to the Termination Date, computed at the rate of 1/8% of 1% per annum on the average daily amount of the aggregate Available Revolving Credit Commitment, during the period for which payment is made, payable quarterly, in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Commitment shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof."

                  (D) Sections 2.6 and 2.7 and any and all other provisions dealing with the Term-out Loan and the Term-out Note(s) are hereby deleted from the Credit Agreement in their entirety.

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
                  (E) The first sentence of Section 3.1(a) of the Credit Agreement (L/C Commitment) is hereby amended by deleting clause (i) thereof so that the proviso will hereby read as follows:

                  "provided that Chase shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the Available Revolving Credit Commitment would be less than zero."

                  (F) Section 3.1(b) of the Credit Agreement (L/C Commitment) is hereby amended so that the references to "the State of New Jersey" is amended to read: "the State of New York."

                  (G) Section 6 of the Credit Agreement (Representations and Warranties) is hereby amended as follows:

                           (i) Section 6.2 of the Credit Agreement (No Change)
is hereby amended by inserting the phrase "to the best of the Company's knowledge," at the beginning of clause (a) on the 3rd and 4th lines thereof.

                           (ii) Section 6.3 of the Credit Agreement (Corporate
Existence; Compliance with Law) is hereby amended by deleting the proviso in clause (d), so that clause (d) will read as follows:

                           "(d) is in compliance with Requirements of Law except
to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect."

                           (iii) Section 6.7 of the Credit Agreement (No
Default) s hereby amended by deleting the second sentence thereof in its entirety.

                           (iv) Section 6.11 of the Credit Agreement (Taxes) is
hereby amended by adding the words "which could have a Material Adverse Effect" to the end thereof after the word "charge."

                           (v) Section 6.15 of the Credit Agreement
(Subsidiaries) is hereby amended by deleting the first sentence thereof and by replacing the word "Guarantors" with the words "Credit Parties."

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
                  (H) Section 6 of the Credit Agreement (Representations and Warranties) is hereby amended to add the following new Section 6.18 as follows:

                           "6.18 Year 2000. To the best of the Company's
knowledge, any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Company's and its Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Company's and its Subsidiaries' system interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed on or prior to the end of the second fiscal quarter of 1999. To the best of the Company's knowledge, the cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default, Event of Default, or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, to the best of the Company's knowledge, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit each of the Company and its Subsidiaries to conduct its business without Material Adverse Effect."

                  (I) Section 9.1(a) of the Credit Agreement (Maintenance of Current Ratio) is hereby deleted in its entirety and is replaced by the following:

                           "(a) Maintenance of Cash Flow Leverage. Permit the
ratio of Consolidated Adjusted Debt at the end of any fiscal quarter to Consolidated EBITDAR for the period of four (4) consecutive fiscal quarters ending on such date to be greater than 3.50 to 1.00."

                  (J) Section 9.1(b) of the Credit Agreement (Maintenance of Tangible Net Worth) is hereby amended and restated in its entirety to read as follows:

                           "(b) Maintenance of Tangible Net Worth. Permit the
Consolidated Tangible Net Worth of the Company at any time during any fiscal quarter to be less than the sum of (x) $277,125,000 less the amount of any declared but unpaid dividends described in Section 9.9 plus (y) 50% of cumulative Consolidated Net Income for the prior fiscal year then ended."

                  (K) Section 9.3 of the Credit Agreement (Adjusted Senior Debt/TNW) is hereby deleted in its entirety to read as follows: "Intentionally Omitted."

                  (L) Section 9.4 of the Credit Agreement (Limitation on Indebtedness) is hereby amended and restated in its entirety to read as follows:

                           "9.4 Limitation on Indebtedness. Create, incur,
assume or suffer to exist any Indebtedness, except:

                           (a) Indebtedness in respect of the Loans, the Note,
the Letter of Credit and other obligations of the Company under this Agreement;

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
                           (b)(i) Indebtedness of any Credit Party (A) to any
other Credit Party or (B) consisting of Indebtedness of the Company which is subordinated to the Loans on terms reasonably satisfactory to Chase, and (ii) Indebtedness of any Credit Party or any of their respective Subsidiaries to the Company or the Guarantors.

                           (c) Indebtedness of the Credit Parties and their
Subsidiaries in an aggregate principal amount not exceeding as to the Credit Parties and their respective Subsidiaries $40,000,000 at any time outstanding. The amount permitted in this subsection 9.4(c) shall not be in addition to that amount permitted under Sections 9.6 and 9.14 but shall be cummulative with such amount so that the total amount of Indebtedness, direct or contingent, or sale/leaseback transactions permitted by Sections 9.4(c), 9.6 and 9.14 shall not exceed in the aggregate principal amount of $40,000,000;

                           (d) Indebtedness outstanding on the Closing Date and
listed on Schedule II;

                           (e) Accrued future lease payments determined in
accordance with GAAP; and

                           (f) Deferred compensation payable to present and past
employees of the Credit Parties and their respective Subsidiaries."

                  (M) Section 9.5(b) of the Credit Agreement (Limitation on Liens) is hereby amended and restated in its entirety to read as follows:

                           "(b) Any lien or liens, including without limitation,
carriers', warehousemen's, mechanics', materialmen's, repairmen's or judgement liens, involving in the aggregate a liability (not paid or covered by insurance) of $10,000,000 or less."

                  (N) Section 9.6 of the Credit Agreement (Limitation on Guarantee Obligations) is hereby amended and restated in its entirety to read as follows:

                           "9.6 Limitation on Guarantee Obligations. Create,
incur, assume or suffer to exist any Guarantee Obligation except (i) the Guarantee Obligation of the Guarantors pursuant to Section 11, (ii) guarantees by the Company of lease obligations of its Subsidiaries under leases of stores and other facilities, (iii) guaranties made by the Credit Parties of obligations of any of the other Credit Parties, and (iv) subject to the "basket" limitations set forth in Section 9.4(c), guarantees of up to the aggregate principal amount of $40,000,000 at any time outstanding by the Credit Parties of obligations of any of their Subsidiaries that are not Credit Parties."

                  (O) Section 9.7 of the Credit Agreement (Limitations on Fundamental Changes) is hereby amended and restated in its entirety to read as follows:

                           "9.7 Limitations on Fundamental Changes. Enter into
any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or other wise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                                    (a) any Credit Party may be merged or
consolidated with or into any other Credit Party (provided that such Credit Party shall be the continuing or surviving corporation or entity);

                                    (b) any Subsidiary of any Credit Party may
be merged or consolidated with or into any Credit Party (provided that such Credit Party shall be the continuing or surviving corporation or entity or with or into any one or more wholly owned Subsidiaries of any Credit Party (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

                                    (c) any Credit Party may sell, lease,
transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation, by dividend or otherwise) to any other Credit Party;

                                    (d) any wholly owned Subsidiary of a Credit
Party may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Credit Party or any other wholly owned Subsidiary of any Credit Party; and

                                    (e) any Credit Party or any wholly owned
Subsidiary of a Credit Party may make Permitted Acquisitions."

                  (P) The last proviso in Section 9.9 of the Credit Agreement (Limitations on Dividends) is hereby amended and restated in its entirety to read as follows:

                  "provided, further, that any Credit Party (including, the Company) may declare and pay a Dividend of any amount to any other Credit Party."

                  (Q) Section 9.11(c) of the Credit Agreement (Limitations on Investments, Loans and Advances) is hereby amended by replacing the amount "$500,000" on the fifth (5th) line thereof with the amount "$2,000,000."

                  (R) Section 9.11(d) of the Credit Agreement (Limitations on Investments, Loans and Advances) is hereby amended and restated in its entirety to read as follows:

                  "(d)(A) investments by the Credit Parties in any of the other Credit Parties, (B) investments by the Credit Parties in their respective Subsidiaries or Affiliates that are not Credit Parties not to exceed $20,000,000 in the aggregate, (C) investments by such Subsidiaries in the Credit Parties and in other Subsidiaries and (D) investments by the Credit Parties in Canadian Subsidiaries in the form of contributions or indebtedness as permitted under
Section 9.4(b)."

                  (S) Section 9.13 of the Credit Agreement (Transactions with Affiliates) is hereby amended and restated in its entirety to read as follows:

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
                           "9.13 Transactions with Affiliates. Enter into any
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service with any Affiliate which is not a Credit Party unless such transaction is otherwise permitted under this Agreement or is in the ordinary course of the Credit Party's or such Subsidiary's business, and is upon fair and reasonable terms no less favorable to the Credit Party or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate."

                  (T) Section 9.14 of the Credit Agreement (Sale and Leaseback) is hereby amended and restated in its entirety to read as follows:

                           "9.14 Sale and Leaseback Enter into any arrangement
with any Person providing for the leasing by any Credit Party or any of their respective Subsidiaries of real or personal property which has been or is to be sold or transferred by such Credit Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party or such Subsidiary, except for any business equipment and except for the sale or leaseback of store premises up to $40,000,000 in the aggregate amount of purchase price of such real estate, which amounts shall be included in the "basket" limitations set forth in subsections 9.4(c)."

                  (U) Section 9.15 of the Credit Agreement (Corporate Documents) is hereby amended and restated in its entirety to read as follows:

                           "9.15 Corporate Documents. Amend its certificate of
incorporation or bylaws or certificate of formation or operating agreement or other organizational document, except if such amendment would not have a Material Adverse Effect.

                  (V) Section 9.16 of the Credit Agreement (Fiscal Year) is hereby eliminated in its entirety and shall read as follows:

                           "Section 9.16 Intentionally Omitted."

                  (W) Section 10.8 of the Credit Agreement (Events of Default) is hereby amended by replacing the amount of "3,000,000" therein with the amount "$10,000,000."

                  (X) Section 10.9 of the Credit Agreement (Events of Default) is hereby amended by replacing the amount of "$3,000,000" therein with the amount of "$10,000,000."

                  (Y) Section 14.2 of the Credit Agreement (Notices) is hereby amended so that notices to Chase read as follows:

                           "Chase:             The Chase Manhattan Bank
                                               East 36 Midland Avenue
                                               Paramus, New Jersey  07652
                                               Attention:  Valerie Schanzer, VP
                                               Telecopy:  (201) 599-6755

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
                           with a copy to:  Schenck, Price, Smith & King, LLP
                                            10 Washington Street
                                            Morristown, New Jersey  07963-0905
                                            Attention:  Patti S. Liberman, Esq.
                                            Telecopy:  (973) 540-7300"

                  (Z) Section 14.11 of the Credit Agreement (Governing Law) is hereby amended and restated in its entirety to read as follows:

                           "14.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTE AND
THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK."

                  (AA) Section 14.12(a) of the Credit Agreement (Submission to Jurisdiction; Waivers) is hereby amended to read as follows:

                           "(a) submits for itself and its property in any legal
action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof."

                  (BB) SCHEDULE I and SCHEDULE III to the Credit Agreement are hereby replaced by SCHEDULE I and SCHEDULE III to this Fifth Amendment.

         2. ESTOPPEL. To induce the Credit Parties to enter into this Fifth Amendment, each of the Credit Parties hereby represents and warrants to Chase that:

                  (A) As of the date hereof, there is currently $-0- of principal, together with accrued interest thereon, outstanding under the Revolving Credit Loan; and to the best of the Company's knowledge, the Company has no defenses, offsets or counterclaims regarding the same.

                  (B) As of the date hereof, there is currently the amount set forth in SCHEDULE I to this Fifth Amendment of L/C Obligations outstanding under the Credit Agreement, and to the best of the Company's knowledge, the Company has no defenses, offsets or counterclaims regarding the same.

                  (C) As of the date hereof, the Company, to the best of its knowledge, has no defenses, offsets or counterclaims regarding its other Obligations to Chase under the Credit Agreement.

                  (D) As of the date hereof, each of the Guarantors, to the best of its knowledge, has no defenses, offsets or counterclaims regarding its Obligations to Chase under the Credit Agreement.

         3. CONDITIONS PRECEDENT. The agreement of Chase to amend the Credit Agreement as

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
set forth in this Fifth Amendment shall not become effective unless Chase shall have received, in form and substance reasonably satisfactory to Chase and its counsel, the following:

                  (A) This Fifth Amendment, duly executed and delivered by the parties hereto;

                  (B) The 1998 Note, duly executed and delivered by the Company;

                  (C) (i) True and complete copies (including all amendments) of the charters and bylaws of each of the Credit Parties other than Calco, all certified by the corporate secretaries of each of the Credit Parties other than Calco to be in full force and effect as of such date; (ii) the certificate of formation and operating agreement of Calco, certified by the corporate secretary of the sole member of Calco to be in full force and effect as of such date; and
(iii) corporate resolutions of each of the boards of directors of the Company and the other Credit Parties other than Calco, respectively, certified by each of their corporate secretaries as of the date hereof and in full force and effect and a resolution of the sole member of Calco, certified by the corporate secretary of the sole member of Calco as of such date, authorizing (x) the consummation of the transactions contemplated by this Fifth Amendment, and (y) specific officers to execute and deliver this Fifth Amendment and such other instruments and documents as may be executed in connection herewith;

                  (D) Certificates of the corporate secretaries of each of the Company and the other Credit Parties (including the sole member of Calco) certifying the names of the officers authorized to execute this Fifth Amendment and such other instruments and documents as may be executed in connection herewith, together with true and genuine signatures of each of such officers;

                  (E) Good standing certificates of the appropriate Governmental Authorities, dated the most recent practicable date prior to the date hereof, showing each of the Company and the other Credit Parties to be in good standing in their respective states of incorporation and such states in which such entities are authorized to do business;

                  (F) Payment of an amendment fee of $15,000 by the Company to Chase in connection with this Fifth Amendment;

                  (G) Payment of all other reasonable fees and expenses incurred by Chase in connection with this Fifth Amendment, including, but not limited to, reasonable fees and expenses of counsel to Chase; and

                  (H) Such other documents, certificates, opinions, affidavits, etc. as Chase may reasonably request.

                  Notwithstanding anything contained in Section 3 to the contrary, the items set forth in Paragraphs (C), (D) and (E) of this Section 3 may be delivered within fourteen (14) days after the date of this Fifth Amendment. The failure to delivery such items within such time period will constitute an Event of Default.

         4. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each of Company and the other Credit Parties hereby reaffirms the representations and warranties made by it in the Credit

Agreement and all of the other Loan Documents as fully and completely as if set forth herein at length. All of such representations and warranties are true, correct and complete on the date hereof (except as to such representations and warranties, which are made as of a specified date, in which case such representations and warranties remain true as of such date). In addition, each of Company and the other Credit Parties represents and warrants to Chase that:

                  (A) Each of the Company and the other Credit Parties has the power and authority to enter into this Fifth Amendment;

                  (B) The execution, delivery and performance of this Fifth Amendment and the instruments and documents executed and delivered by the Company and the other Credit Parties have been duly authorized by all requisite corporate or other action and this Fifth Amendment and the instruments and documents executed and delivered in connection herewith constitute the legal, valid and binding obligations of the Company and the other Credit Parties, enforceable against each of them (to the extent each is a party thereto), in accordance with its terms; and

                  (C) No Event of Default, or to the best of the Credit Parties' knowledge, no Default, has occurred and is continuing.

                  (D) The execution and delivery of this Fifth Amendment and the instruments and documents executed and delivered in connection herewith, the consummation of the transactions contemplated hereunder and the fulfillment of or compliance with the terms and conditions contained herein by the Credit Parties, to the best of the Credit Parties' knowledge, are not prevented, or limited by, and do not result in the breach of, any terms, conditions or provisions of any requirements of law or any contractual obligations of the Credit Parties in any respect which could have a Material Adverse Effect.

         6. POST CLOSING UNDERTAKING. By executing this Fifth Amendment, the Credit Parties agree to deliver to Chase within ninety (90) days of October 26, 1998, financial projections for the immediately succeeding three (3) years including a consolidated income statement, consolidated statement of cash flows and a consolidated balance sheet, in form and substance satisfactory to Chase.

         7.       MISCELLANEOUS.

                  (A) EFFECT OF AMENDMENT. Except as amended by this Fifth Amendment, all terms and provisions of the Credit Agreement and the other Loan Documents, and all rights of Chase and obligations of the Company and the other Credit Parties thereunder, remain unchanged and in full force and effect, and are hereby ratified, adopted and confirmed in all respects. This Fifth Amendment is incorporated by reference in the Credit Agreement and the other Loan Documents. This Fifth Amendment is given as a modification of the Company's and the other Credit Parties' obligations to Chase under the Credit Agreement and is not give in substitution therefor or extinguishment thereof and is not intended to be a novation.

                  (B) COSTS AND EXPENSES. Each of the Company and the other Credit Parties agrees to pay all reasonable costs and expenses (including, without limitation, reasonable attorneys'

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
fees and expenses) incurred by Chase in connection with the preparation, execution, delivery and administration of this Fifth Amendment and the documents executed and delivered in connection herewith.

                  (C) REFERENCES TO CREDIT AGREEMENT. All references to the "Agreement" or "this Agreement" in the Credit Agreement are deemed to mean the Credit Agreement, as amended by this Fifth Amendment.

                  (D) COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  (E) GOVERNING LAW. This Fifth Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York.

                            [SIGNATURES ON NEXT PAGE]

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
IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed and delivered by their respective officers duly authorized as of the date set forth above.

BED BATH & BEYOND INC.

By:_____________________________
Name: Warren Eisenberg
Title: Co-Chief Executive Officer

BED-N-BATH STORES INC.

By:_____________________________
Name: Warren Eisenberg
Title: President

BBBL, INC.

By:_____________________________
Name: Warren Eisenberg
Title: President

BBBY MANAGEMENT CORPORATION

By:_____________________________
Name: Warren Eisenberg
Title: President

BED BATH & BEYOND OF CALIFORNIA
LIMITED LIABILITY COMPANY

By:  BBBL, INC., sole member

By:_________________________
Name: Warren Eisenberg
Title: President

THE CHASE MANHATTAN BANK

By:_____________________________
Name:

Title:

                                      -36-